Exhibit 4.6

   NOT MORE       DEPOSITARY RECEIPT                          NOT MORE
THAN 100,000     FOR DEPOSITARY SHARES,                       THAN 100,000
   SHARES          EACH REPRESENTING                            SHARES
                  0.05 OF A SHARE OF
   NUMBER        STEP-UP CONVERTIBLE                        DEPOSITARY SHARES
FCXP               PREFERRED STOCK
                         OF               SEE REVERSE FOR CERTAIN DEFINITIONS
                                                            CUSIP 35671D 50 1

                     FREEPORT-McMoRaN COPPER & GOLD INC.
             (incorporated under the laws of the State of Delaware)

   Mellon Securities Trust Company (the "Depositary") hereby certifies that




is the registered owner of                                  Depositary Shares

(the "Depositary Shares"), each Depositary Share representing 0.05 of a share of Step-Up Convertible Preferred Stock, $0.10 par value (the "Stock"), of Freeport-McMoRan Copper & Gold Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), deposited with the Depositary and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Stock and held by the Depositary under the Deposit Agreement (as defined below). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented thereby, including the dividend, conversion, exchange, voting, liquidation and other rights contained in the Certificate of Designations establishing the rights, preferences, privileges and limitations of the Stock (the "Certificate of Designations"), copies of which are on file at the office of the Depositary at which at any particular time its business in respect of matters governed by the Deposit Agreement shall be administered, which at the time of the execution of the Deposit Agreement is located at the Depositary's corporate trust office in the Borough of Manhattan in the City of New York (the "New York City Office").

       This Depositary Receipt ("Receipt") shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized officer and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized officer.

       THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE DESCRIPTION SET FORTH IN THIS RECEIPT, WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT.
UNLESS EXPRESSLY SET FORTH IN THE DEPOSIT AGREEMENT, THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY UNDER THE DEPOSIT AGREEMENT OR OF THE DEPOSITARY SHARES, AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE DEPOSITARY RECEIPTS IN AND TO THE DEPOSITARY SHARES.

       The Company will furnish to any holder of this Receipt without charge, upon request addressed to its executive office, a full statement of the designation, relative rights, preferences and limitations of the shares of each authorized class, and of each class of preferred stock authorized to be issued, so far as the same may have been fixed, and a statement of the authority of the Board of Directors of the Company to designate and fix the relative rights, preferences and limitations of other classes.

       This Receipt is continued on the reverse hereof and the additional provisions therein set forth for all purposes have the same effect as if set forth at this place.

Dated:                           MELLON SECURITIES TRUST COMPANY,
                                 as Depositary, Transfer Agent and Registrar

                                 By:

                                      Authorized Officer


Further Conditions and Agreements Forming Part of this Receipt Appear on the Reverse Side



                            FURTHER CONDITIONS AND AGREEMENTS
                               FORMING PART OF THIS RECEIPT


     1. The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of July 1, 1993 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Corporate Office, the office maintained by the Depositary in the Borough of Manhattan, the City of New York which at the time of the execution of the Deposit Agreement is located at 120 Broadway, New York, N.Y. (the "New York Office") and at the office of any agent of the Depositary) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made, in the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

     2. Definitions. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

     3. Redemption at the Option of the Company; Conversion at the Option of the Holder. Whenever the Company shall elect to redeem shares of Stock into shares of Class A Common Stock in accordance with the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 5 business days' prior notice of the proposed date of the mailing of a notice of redemption and the simultaneous redemption of the Depositary Shares representing the Stock to be redeemed and of the number of such shares of Stock held by the Depositary to be redeemed. The Depositary shall, as directed by the Company in writing, mail, first class postage prepaid, notice of the redemption of Stock and the proposed simultaneous, redemption of Depositary Shares representing the Stock to be redeemed, not less than 15 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares, to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. On the date of any such redemption, the Depositary shall surrender the certificate or certificates held by the Depositary evidencing the number of shares of Stock to be redeemed in the manner specified in the notice of redemption. The Depositary shall, thereafter, redeem the number of Depositary Shares representing such redeemed Stock upon the surrender of Receipts evidencing such Depositary Shares in the manner provided in the notice sent to record holders of Receipts. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by the Depositary by lot or on a pro rata basis at the direction of the Company. Notice having been mailed as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it upon the surrender of the certificate or certificates therefor by the Depositary as described above), the Depositary Shares called for redemption shall be deemed to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Class A Common Stock and cash, if any, payable upon redemption upon surrender of such Receipts) shall, to the extent of such Depositary Shares, cease and terminate. The foregoing is subject further to the terms and conditions of the Certificate of Designations. If fewer than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with the redemption price (whether to be paid in the form of cash, shares of Class A Common Stock or other form or forms of consideration) and all accrued and unpaid dividends to and including the date fixed for redemption payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     Whenever a record holder of receipts shall duly deliver, in person or by a duly authorized attorney, such Receipts (properly endorsed or assigned for transfer, as the Depositary shall require) to the Depositary at the New York Office, together with written notice of such record holder's election to convert the Depositary Shares evidenced by such Receipts into Class A Common Stock (provided that any delivery of Receipts evidencing Depositary Shares that have been called for redemption may not not occur after the close of business on the date fixed for redemption) the Depositary shall promptly notify the Company of such record holder's election and deliver to the Company certificates evidencing such Stock as are represented by the Depositary Shares evidenced by such Receipts delivered by such record holder for conversion. From and after the close of business on any business day on which a record holder duly delivers the foregoing documents to the Depositary, such Depositary Shares shall be deemed converted into Class A Common Stock at a conversion rate to be communicated to the Depositary in writing, which conversion rate will be equal to 0.05 times the conversion rate for each share of Stock as set forth in the Certificate of Designations.

     4. Withdrawal of Stock Not Permitted. Holders of Receipts are not entitled to receive any of the shares of Stock represented by such Receipts.

     5. Transfers, Split-ups, Combinations. Subject to Paragraphs 6, 7 and 8 below, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary at the Corporate Office or the New York Office, or at such other offices as the Depositary may designate properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall sign and deliver a Receipt or Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Depositary Shares evidenced by the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

     6. Conditions to Signing and Delivery, Transfer, etc. of Receipts. Prior to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of this Receipt, the delivery of any distribution hereon or the deposit of Stock, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following:
(i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn or with respect to Class A Common Stock or other securities or property of the Company being issued upon conversion or redemption); (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish not inconsistent with the Deposit Agreement. Any person presenting Stock for deposit, or any holder of this Receipt, may be required to file such proof of information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of this Receipt, the registration of transfer, redemption or conversion of this Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     7. Suspension of Delivery, Transfer, etc. The deposit of Stock may be refused and the delivery of this Receipt against Stock or the registration of transfer, split-up, combination, surrender or exchange of this Receipt may be suspended (i) during any period when the register of stockholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or (iii) with the approval of the Company, for any other reason. The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption, in whole or in part, subject to conversion except as provided in the last sentence of Paragraph 3.

     8. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to (i) this Receipt, (ii) the Depositary Shares evidenced by this Receipt, (iii) the Stock (or fractional interest therein) or other property represented by such Depositary Shares, or (iv) any transaction referred to in Section 4.06 of the Deposit Agreement, such tax (including transfer, issuance or acquisition taxes, if any, or governmental charge shall be payable by the holder of this Receipt, who shall pay the amount thereof to the Depositary. Until such payment is made, registration of transfer of this Receipt or any split-up or combination hereof may be refused, any dividend or other distribution may be withheld and any part or all of the Stock or other property (including Class A Common Stock or securities received in connection with a conversion or redemption of Stock) represented by the Depositary Shares evidenced by this Receipt may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment to such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

     9. Amendment. The form of the Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment that shall materially and adversely alter the rights of the holders of Receipts shall be effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts and unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares outstanding. Every holder of an outstanding Receipt at the time 90 days after such notice of amendment shall have been given shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

     10. Fees, Charges and Expenses. The Company will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any) and other governmental charges and such charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock, holders of Receipts or other persons.

     11. Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a property executed instrument of transfer, is transferable by delivery with the same effect as in the case of investment securities in general; provided however that the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

     12. Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Receipts such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

     13. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose name Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct.

     14. Notice of Dividends, Fixing of Record Date. Whenever (i) any cash dividend or other cash distribution shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or of the mandatory conversion of, or any election on the part of the Company to call for redemption of, any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or of such meeting or to receive notice of such redemption.

     15. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting,
(ii) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 14 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designations, to instruct the Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary Shares, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of this Receipt on such record date the Depositary shall endeavor insofar as practicable to vote or cause to be voted the Stock represented by the Depositary Shares evidenced by this Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of this Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by this Receipt.

     16. Reports, Inspection of Transfer Books. The Depositary shall make available for inspection by holders of Receipts of the Corporate Office, the New York City Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are received by the Depositary as the holder of Stock. The Depositary, acting as transfer agent and Registrar, shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times will be open for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares.

     17. Liability of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation thereunder of any governmental authority or, in the case of the Depositary, the Registrar or any Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designations or, in the case of the Company, the Depositary, the Registrar or any Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Company incur any liability to any holder of this Receipt
(i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement except, in the case of the Depositary, any Depositary's Agent or the Registrar, if such exercise or failure to exercise discretion is caused by its negligence or bad faith.

         18. Obligations of the Depositary, the Depositary's Agent, the Registrar and the Company. The Company assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to the holder hereof or other persons, except to perform in good faith such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement. Each of the Depositary, the Depositary's Agents and the Registrar assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to the holder hereof or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith.

     Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock Depositary Shares or Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

     Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company will be liable for any action or failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of this Receipt or any other person believed by it in good faith to be competent to give such advice or information.

     19. Termination of Deposit Agreement. Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.
The Depositary may likewise terminate the Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in
Section 5.04 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08 of the Deposit Agreement.

     If any Receipts remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

     20. Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.


                              CONVERSION NOTICE

To Freeport-McMoRan Copper & Gold Inc.

     The undersigned owner of the Depositary Shares evidenced by this Receipt hereof irrevocably exercises the option to convert the shares of Preferred Stock of Freeport-McMoRan Copper & Gold Inc. represented by such Depositary Shares or the number of full shares represented by the number of Depositary Shares set forth below, into shares of Class A Common Stock of Freeport-McMoRan Copper & Gold Inc. in accordance with the terms of the Certificate of Incorporation and the statement of designations, preferences and relative rights of the Preferred Stock of Freeport-McMoRan Copper & Gold Inc. and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

Dated:

Fill in for registration of shares:

____________________________________       _______________________________
           (Name)                                           Signature

                                 Portion to be converted if less than all:

___________________________________      ________________Depositary Shares
          (Street Address)


___________________________________      _________________________________
   (City, State and Zip Code)               Social Security or Other
                                               Identification Number

                      ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common    UNIF GIFT MIN ACT--_______Custodian______
TEN ENT__as tenants by the                          (Cust)          (Minor)
         entireties                          under Uniform Gifts to Minors
JT TEN--as joint tenants with                Act_________________________
        right of survivorship                         (State)
        and not as tenants in
        common

  Additional abbreviations may also be used though not in the above list.

                        ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
  ______________________________________
  |                                    |
  |                                    |
  |____________________________________|________________________________

the within Receipts and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints __________________________________________________ his attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:_____________________  Signature:__________________________________
                                       NOTE: The signature to this assign-
                                       ment must correspond with the name
                                       as written upon the face of the
                                       Receipt in every particular, without
                                       alteration or enlargement, or any
                                       change whatever.